Exhibit 99.5

MONTANA DIAMOND PROPERTY ACCESS DESCRIPTION
September 30, 2001

     The 17 mineral properties are located within six areas. The location of each area is shown in the Montana map below, and each property outlined:

1.	Bearmouth		4.	Highwood Mountains
	a	Bearmouth Lamproite		a	McMurtry Creek
	b	Rattler Gulch
			5.	Sweetgrass Hills
2.	Grassrange			a	Laird Creek
	a	Homstead Kimberlite
	b	Yello Water Butte	6.	Missouri River Brooks
		Three Buttes		a	Williams
	d	Teigen Butte		b	Mud Creek
	e	Gjerde Ranch		c	Lieurance Distreme
				d	Black Butte
3.	Porcupine Dome			e	Lone Tree
	a	Gold Butte		f	Zortman
				g	Saskatchewan Butte

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